Exhibit 5.2

[Letterhead of Sullivan & Cromwell LLP]

January 18, 2023

The Goldman Sachs Group, Inc.,

    200 West Street,

        New York, New York 10282.

Goldman Sachs Capital VI,

    Goldman Sachs Capital VII,

        GS Finance Corp.,

            c/o The Goldman Sachs Group, Inc.,

                    200 West Street,

                        New York, New York 10282.

Ladies and Gentlemen:

We are acting as counsel to The Goldman Sachs Group, Inc., a Delaware corporation (the “Company”), to Goldman Sachs Capital VI and Goldman Sachs Capital VII, each a Delaware statutory business trust (the “Trusts”), and to GS Finance Corp., a Delaware corporation (“GSFC”), in connection with the filing today by the Company, the Trusts and GSFC of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities:

•

senior and subordinated debt securities, warrants, purchase contracts and preferred stock of the Company, depositary shares representing such preferred stock and units comprised of the foregoing (or of the Capital Securities described below or of the foregoing and debt or equity securities of third parties) (“Basic Securities”);

•	shares of common stock, par value $0.01 per share, of the Company (“Shares”);

•	capital securities of the Trusts (“Capital Securities”), each representing an undivided, preferred beneficial interest in the assets of the issuing Trust;

•

guarantees and related obligations of the Company, on a subordinated basis and to the extent provided therein, with respect to the payment of distributions on and the redemption or liquidation price of the Capital Securities or of similar securities of other issuers similar to the Trusts (“Trust Guarantees”);

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•

subordinated debt securities to be issued by the Company to the Trusts in connection with the issuance by the Trusts of Capital Securities having corresponding payment terms (“Debentures” and, collectively with the Basic Securities, Shares and Trust Guarantees, “Company Securities”);

•	senior and subordinated debt securities of GSFC (collectively, “GSFC Securities”) and units comprised of GSFC Securities or of GSFC Securities and debt or equity securities of the Company; and

•	guarantees of the Company, to the extent provided therein, with respect to payments on the GSFC Securities (“GSFC Guarantees”).

The Company Securities, Capital Securities, GSFC Securities and GSFC Guarantees are referred to collectively as the “Securities”.

In connection with the filing of the Registration Statement, we, as your counsel, have examined such corporate records, certificates and other documents, including the resolutions of the Company’s Board of Directors and of GSFC’s Board of Directors authorizing the issuance of the Securities (collectively, the “Resolutions”), and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, we advise you that, in our opinion:

(1)

Debt Securities and Warrants of the Company Issued Under an Indenture. Each of the indentures relating to the senior debt securities of the Company, which are dated as of May 19, 1999 (as amended) and as of July 16, 2008 (as amended), to the subordinated debt securities of the Company, which is dated as of February 20, 2004, and to certain warrants of the Company, which is dated as of February 14, 2006, has been duly authorized, executed and delivered by the Company. When the Registration Statement has become effective under the Act, when the terms of the debt securities and the warrants of the Company to be issued under the relevant indenture described above (other than the Debentures, which we address below) (the “Company Indenture Securities”) and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any

The Goldman Sachs Group, Inc. Goldman Sachs Capital VI Goldman Sachs Capital VII GS Finance Corp.

court or governmental body having jurisdiction over the Company, and when the Company Indenture Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Company Indenture Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Shares, when duly issued upon conversion, exercise or exchange of any Company Indenture Securities that are convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The debt securities covered by the opinion in this paragraph include any Company Indenture Securities that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities, as well as any purchase contracts or units that may be issued under the indentures relating to the debt securities of the Company, but they do not include any Capital Securities, Trust Guarantees, GSFC Guarantees or Debentures. The warrants covered by the opinion in this paragraph include any warrants of the Company that may be issued under an indenture and as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities.

(2)

Warrants of the Company Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the warrant agreements under which certain of the warrants of the Company are to be issued have been duly established and the warrant agreements have been duly executed and delivered, when the terms of such warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency,

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fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Shares, when duly issued upon conversion, exercise or exchange of any such warrants that are convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The warrants covered by the opinion in this paragraph include any warrants of the Company that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities, but they do not include any Company Indenture Securities.

(3)

Purchase Contracts of the Company Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the governing instruments or agreements under which certain of the purchase contracts of the Company are to be issued have been duly established and the governing documents have been duly executed and delivered, when the terms of such purchase contracts and of their issuance and sale have been duly established in conformity with the applicable governing documents and when such purchase contracts have been duly executed and authenticated in accordance with the applicable governing documents and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such purchase contracts will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and the Shares, when duly issued upon conversion, exercise or exchange of any such purchase contracts that are convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The purchase contracts covered by the opinion in this paragraph include any purchase contracts of the Company that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities, but they do not include any Company Indenture Securities.

The Goldman Sachs Group, Inc. Goldman Sachs Capital VI Goldman Sachs Capital VII GS Finance Corp.

(4)

Units of the Company Not Issued Under an Indenture. When the Registration Statement has become effective under the Act, when the terms of the unit agreements under which certain of the units of the Company are to be issued have been duly established and the unit agreements have been duly executed and delivered, when the terms of such units and of their issuance and sale have been duly established in conformity with the applicable unit agreements and when such units have been duly executed and authenticated in accordance with the applicable unit agreements and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such units will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The units covered by the opinion in this paragraph include any units of the Company that may be issued upon exercise or otherwise pursuant to the terms of any other Company Securities, but they do not include any Company Indenture Securities.

(5)

Preferred Stock of the Company. When the Registration Statement has become effective under the Act, when the terms of the preferred stock of the Company and of its issuance and sale have been duly established in conformity with the Company’s certificate of incorporation, when an appropriate certificate of designations with respect to the preferred stock has been duly filed with the Secretary of State of the State of Delaware and when the preferred stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the preferred stock will be validly issued, fully paid and nonassessable, and the Shares, when duly issued upon conversion, exercise or exchange of any preferred stock of the Company that is convertible into or exercisable or exchangeable for Shares, will be validly issued, fully paid and nonassessable. The preferred stock covered in the opinion in this paragraph includes any preferred stock of the Company that may be represented by depositary shares or may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities.

The Goldman Sachs Group, Inc. Goldman Sachs Capital VI Goldman Sachs Capital VII GS Finance Corp.

(6)

Depositary Shares of the Company. When the Registration Statement has become effective under the Act, when the terms of the deposit agreements under which the depositary shares of the Company are to be issued have been duly established and the deposit agreements have been duly executed and delivered, when the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the applicable deposit agreements, when the preferred stock represented by the depositary shares has been duly delivered to the applicable depositaries and when the depositary receipts evidencing the depositary shares have been duly issued against deposit of the preferred stock in accordance with the applicable deposit agreements and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the depositary shares will be validly issued and will entitle the holders thereof to the rights specified in the depositary shares and the applicable deposit agreements, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The depositary shares covered by the opinion in this paragraph include any depositary shares of the Company that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities.

(7)

Common Stock of the Company. When the Registration Statement has become effective under the Act, when the terms of the Shares and of their issuance and sale have been duly established in conformity with the Company’s certificate of incorporation and when the Shares have been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument

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binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Shares will be validly issued, fully paid and nonassessable. The Shares covered in the opinion in this paragraph includes any Shares that may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities.

(8)

Trust Guarantees and Debentures. When the Registration Statement has become effective under the Act, when the guarantee and related agreements under which the Trust Guarantees are to be issued, the trust agreements under which the Capital Securities are to be issued and the supplemental indentures (together with the related subordinated debt indenture referenced in paragraph (1) above) under which the Debentures are to be issued have been duly executed and delivered in substantially the forms filed as exhibits to the Registration Statement, when the terms of the Trust Guarantees, the related Capital Securities and the corresponding Debentures and of their issuance have been duly established in conformity with the guarantee and related agreements, the trust agreements and the related indenture and supplemental indentures, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the relevant Trust and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the relevant Trust, and when the Trust Guarantees, the related Capital Securities and the corresponding Debentures have been duly executed and (if required) authenticated in accordance with the guarantee and related agreements, the trust agreements and the related indenture and supplemental indentures, as applicable, and issued and sold by the Company and the respective Trusts, as applicable, as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the Trust Guarantees and the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Trust Guarantees and Debentures covered by the opinion in this paragraph include any Trust Guarantees and Debentures that, with the corresponding Capital Securities, may be issued as part of the units or upon exercise or otherwise pursuant to the terms of any other Company Securities.

The Goldman Sachs Group, Inc. Goldman Sachs Capital VI Goldman Sachs Capital VII GS Finance Corp.

(9)

GSFC Securities. The indentures relating to the senior debt securities of GSFC, which are dated as of December 4, 2007 and October 10, 2008, have each been duly authorized, executed and delivered by GSFC and the Company, as guarantor. When the Registration Statement has become effective under the Act, when supplemental indentures modifying such indenture dated as of October 10, 2008 to provide for the issuance of subordinated debt securities of GSFC have been duly executed and delivered by GSFC and the Company, as guarantor, when the terms of the GSFC Securities and of their issuance and sale have been duly established in conformity with the applicable indenture or supplemental indenture under which they are to be issued so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon GSFC or the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over GSFC or the Company, and when the GSFC Securities have been duly executed and authenticated in accordance with the applicable indenture or supplemental indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the GSFC Securities will constitute valid and legally binding obligations of GSFC, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The GSFC Securities covered by the opinion in this paragraph include any GSFC Securities that may be issued as part of the units of GSFC referenced in the first paragraph of this letter but do not include any senior debt securities of GSFC of the series entitled “Medium-Term Notes, Series E,” “Medium-Term Notes, Series F” and “Warrants, Series G,” which we understand are the subject of a separate opinion issued by Sidley Austin LLP and filed as Exhibit 5.6 to the Registration Statement.

(10)

GSFC Guarantees. The fourth supplemental indenture dated as of August 21, 2018 (the “fourth supplemental indenture”) supplementing the indenture relating to the senior debt securities of GSFC, dated as of October 10, 2008, has been duly authorized, executed and delivered by GSFC and the Company, as Guarantor. When the Registration Statement has become effective under the

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Act, when the supplemental indentures referenced in paragraph (9) above have been duly executed and delivered by GSFC and the Company, as guarantor, when the terms of the GSFC Guarantees and the corresponding GSFC Securities and of their issuance have been duly established in conformity with the applicable indenture or supplemental indenture under which they are to be issued and, if applicable, in conformity with the fourth supplemental indenture so as not to violate any applicable law or cause the Company, by issuing the GSFC Guarantees, to violate any applicable law, or result in a default under or breach of any agreement or instrument binding upon GSFC or the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over GSFC or the Company, and when the GSFC Securities have been duly executed and authenticated, in accordance with the applicable indenture or supplemental indenture and, if applicable, in accordance with the fourth supplemental indenture and issued and sold by GSFC as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the Resolutions, the GSFC Guarantees will constitute valid and legally binding obligations of the Company, as guarantor, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The GSFC Guarantees covered by the opinion in this paragraph include any GSFC Guarantees that, with the corresponding GSFC Securities, may be issued as part of the units referenced in the first paragraph of this letter but do not include any GSFC Guarantees of senior debt securities of GSFC of the series entitled “Medium-Term Notes, Series E,” “Medium-Term Notes, Series F” and “Warrants, Series G,” which we understand are the subject of a separate opinion issued by Sidley Austin LLP and filed as Exhibit 5.6 to the Registration Statement.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. For example, a state court in the State of New York rendering a judgment on a security denominated in a foreign currency would be required under Section 27 of the New York Judiciary Law to render such judgment in such foreign currency, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

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The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. Notwithstanding the foregoing, for the purposes of our opinion set forth in paragraph (8) above, we have assumed that, at all relevant times, the Capital Securities and the related trust agreements will have been duly executed and delivered by the respective Trusts and, in the case of the trust agreements, by the Company, the Capital Securities will have been duly authenticated, if required under the trust agreements, and the Capital Securities and the trust agreements will constitute valid and legally binding obligations of the respective Trusts and, in the case of the trust agreements, of the Company under the laws of the State of Delaware, and we are expressing no opinion as to such matters.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or other offering material regarding the Company, the Trusts or GSFC or the Securities or their offering and sale.

We have relied as to certain matters on information obtained from public officials, officers of the Company and GSFC and other sources believed by us to be responsible. We have assumed, without independent verification, that each of the four indentures relating to the senior and subordinated debt securities and certain warrants of the Company referenced in paragraph (1) above has been duly authorized, executed and delivered by the trustee thereunder, that each of the two indentures relating to the senior debt securities of GSFC referenced in paragraph (9) above has been duly authorized, executed and delivered by the trustee thereunder, that the fourth supplemental indenture referenced in paragraph (10) above has been duly authorized, executed and delivered by the trustee thereunder, that all other governing documents under which the Securities are to be issued, as well as the purchase contracts, if applicable, will have been duly authorized, executed and delivered by all parties thereto other than the Company and GSFC and that the signatures on documents examined by us are genuine. We have further assumed that the issuance or delivery by the Company or GSFC of any securities other than the Securities, or of any other property, upon exercise or otherwise pursuant to the terms of the Securities will be effected pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company or GSFC and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or GSFC. Finally, we have assumed that the authority granted in the Resolutions will remain in effect at all relevant times and that no Securities will be issued or other action taken in contravention of any applicable limit established pursuant to the Resolutions from time to time.

The Goldman Sachs Group, Inc. Goldman Sachs Capital VI Goldman Sachs Capital VII GS Finance Corp.

We are expressing no opinion as to any obligations that parties other than the Company or GSFC may have under or in respect of the Securities, or as to the effect that their performance of such obligations may have upon any of the matters referred to above. Nor are we expressing an opinion as to securities of any parties other than the Company and GSFC.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Validity of the Securities” and “Validity of the Securities and Guarantees” in the prospectuses contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP